EXHIBIT 99.1
                                    Exhibit 8

                 Consent of Sutherland, Asbill & Brennan, L.L.P.


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                                S.A.B. letterhead



                                             December 24, 1996




Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
201 Highland Avenue
Largo, Florida  33770

         RE: WRL Series Life Account
             FILE NO. 33-69138


Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 (File No. 33-69138) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                        By: /s/ STEPHEN E. ROTH
                                            ---------------------------
                                            Stephen E. Roth